UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2012

Liberty Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.

On February 23, 2012 (the Effective Date), UPC Broadband Holding BV (UPC Broadband Holding), a subsidiary of Liberty Global, Inc., entered into a new additional facility accession agreement (the Additional Facility AE Accession Agreement) under UPC Broadband Holding's senior secured bank facility (as amended, the UPC Broadband Holding Bank Facility). Pursuant to the Additional Facility AE Accession Agreement, certain lenders under Facility S under the UPC Broadband Bank Facility (the Rolling Lenders) rolled all or part of their existing commitments under Facility S into a new Facility AE in an aggregate principal amount of €535.5 million ($713.0 million at the transaction date).  UPC Broadband Operations B.V., a direct subsidiary of UPC Broadband Holding, was the initial lender under the Additional Facility AE Accession Agreement and novated its Facility AE commitments to the Rolling Lenders.  The final maturity date for Facility AE is December 31, 2019.  Facility AE bears interest at a rate of EURIBOR plus 3.75%.  At any time during the twelve month period beginning on the Effective Date, upon the occurrence of a voluntary prepayment of any or all of Facility AE, the borrower (UPC Financing Partnership) agrees to pay a prepayment fee (in addition to the principal amount of the prepayment) in an amount equal to 1.0% of the principal amount of the outstanding Facility AE advance being prepaid, plus accrued and unpaid interest then due on the amount of the outstanding Facility AE advance prepaid to the date of prepayment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.         Name

4.1
Additional Facility AE Accession Agreement, dated February 23, 2012, among UPC Financing Partnership, as Borrower, The Bank of Nova Scotia, as Facility Agent and Security Agent, and UPC Broadband Operations B.V., as Additional Facility AE Lender, under the senior secured credit agreement originally dated January 16, 2004, as amended and restated from time to time among UPC Broadband Holding B.V., the guarantors as defined therein, the Facility Agent and the Security Agent and the bank and financial institutions acceding thereto from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: February 23, 2012

Exhibit Index

Exhibit No.	Name

4.1
Additional Facility AE Accession Agreement, dated February 23, 2012, among UPC Financing Partnership, as Borrower, The Bank of Nova Scotia, as Facility Agent and Security Agent, and UPC Broadband Operations B.V., as Additional Facility AE Lender, under the senior secured credit agreement originally dated January 16, 2004, as amended and restated from time to time among UPC Broadband Holding B.V., the guarantors as defined therein, the Facility Agent and the Security Agent and the bank and financial institutions acceding thereto from time to time.